UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2014
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 8.01 of this Current Report on Form 8-K related to the amendment of the Company’s form of performance stock unit agreement (“Agreement”), Directors’ Deferred Compensation Plan and 2012 Non-Employee Directors Stock Plan, and the termination of the Company’s Non-Employee Directors’ Retirement Plan, is hereby incorporated by reference into this Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth under Item 8.01 of this Current Report on Form 8-K related to the termination of certain tax gross-ups and the amendment of the Company’s form of Agreement is hereby incorporated by reference into this Item 5.02.

ITEM 8.01	OTHER EVENTS.

On May 28, 2014, the Board of Directors of Sensient Technologies Corporation (“Sensient” or the “Company”) approved (a) the adoption of certain changes related to its director compensation practices described below, (b) the termination of tax gross-ups on perquisites paid to named executive officers, effective immediately, (c) the adoption of certain changes to the form of Agreement described below, and (d) the adoption of amendments to the Company’s Articles of Incorporation, By-Laws and Corporate Governance Guidelines to provide for a majority voting standard in uncontested elections of directors, which will become effective and replace the Company’s current plurality voting standard and director resignation policy if and when approved by the Company’s shareholders at the Company’s 2015 annual meeting of shareholders.

The changes related to the Company’s director compensation practices are in response to shareholder feedback and are intended to enhance the Company’s corporate governance practices.  Specifically, the changes included:

1.	the amendment of the Company’s Directors’ Deferred Compensation Plan, effective immediately, to eliminate the cash subaccount option, which, prior to the amendment, allowed directors to defer all or a portion of their annual director’s fees into a cash account with a fixed rate of return, so that the Company’s Directors’ Deferred Compensation Plan now provides that directors may elect to defer all or a portion of their annual director’s fees into only a Company stock account,

2.	the amendment of the Company’s 2012 Non-Employee Directors Stock Plan, effective immediately, to provide that annual stock grants to non-management directors shall be made in an amount equal to a number of shares with a value of $90,000 on the grant date (prior to the amendment, a fixed number of shares were awarded annually to non-management directors rather than a fixed dollar value),

3.	the termination of the Company’s Non-Employee Directors’ Retirement Plan, effective June 30, 2014, which is currently a pension plan for the benefit of the non-management directors; provided, however, that such termination shall not impair the rights of any currently active or past living Eligible Director (as such term is defined in the plan) accrued before June 30, 2014, and

4.	an increase of the annual retainer for non-management directors by $35,000, effective immediately, which increase is intended to replace the annual value previously provided by the terminated directors’ pension plan described in the sub-paragraph above.

The summary descriptions of the amendments to the Company’s Directors’ Deferred Compensation Plan and 2012 Non-Employee Directors Stock Plan are qualified in their entirety by reference to such plans, copies of which are furnished as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.

The changes related to the Company’s form of Agreement provide that, beginning with the December 2014 awards made to the Company’s executive officers, performance stock units will be earned based on a three-year performance period and performance stock units will vest on a pro rata basis to any grantee whose employment with the Company terminates due to retirement, death or disability of the grantee during the three-year performance period based on the number of months elapsed during the performance period divided by thirty-six (36), subject to the Compensation Committee’s discretion to award some or all of the remaining performance stock units eligible for vesting.  Prior to these changes, the Company’s form of Agreement provided for a two-year performance period, full vesting upon normal retirement during the performance period and pro rata vesting upon death or disability during the performance period. These changes are in response to shareholder feedback and are intended to enhance the Company’s corporate governance practices and create an enhanced linkage of executive pay and Company performance. This summary description of the Company’s form of Agreement is qualified in its entirety by reference to the form of Agreement, a copy of which is furnished as Exhibit 10.3 to this Current Report on Form 8-K.

The Company intends to submit the amendment to the Company’s Articles of Incorporation for approval by the Company’s shareholders at the Company’s 2015 annual meeting of shareholders. If the amendment to the Company’s Articles of Amendment is approved by the Company’s shareholders, the amendments to the Company’s Articles of Amendment, By-Laws and Corporate Governance Guidelines to add a majority voting standard and to remove the existing plurality voting standard and director resignation policy will become effective upon the approval of the Company’s shareholders and will apply to uncontested director elections following the Company’s 2015 annual meeting of shareholders.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit 10.1:	Sensient Technologies Corporation Directors’ Deferred Compensation Plan.

Exhibit 10.2:	Sensient Technologies Corporation 2012 Non-Employee Directors Stock Plan.

Exhibit 10.3:	Form of Performance Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary
Date:	May 28, 2014

EXHIBIT INDEX

Exhibit 10.1:	Sensient Technologies Corporation Directors’ Deferred Compensation Plan.

Exhibit 10.2:	Sensient Technologies Corporation 2012 Non-Employee Directors Stock Plan.

Exhibit 10.3:	Form of Performance Stock Unit Agreement.